101 JFK Parkway   Short Hills, NJ 07078
news release
Contact:  Domenick Cama ISBC
(973) 924-5105
dcama@isbnj.com

Investors Bancorp, Inc. Announces Quarterly and Six Month Financial Results

Short Hills, N.J. – (PR NEWSWIRE) – January 28, 2010 - Investors Bancorp, Inc. (NASDAQ:ISBC) (“Company”), the holding company for Investors Savings Bank (“Bank”), reported net income of $12.1 million for the three months ended December 31, 2009 compared to a net loss of $83.0 million for the three months ended December 31, 2008. The net income for the six months ended December 31, 2009 was $22.6 million compared to a net loss of $77.5 million for the six months ended December 31, 2008. The net loss in prior periods included the recognition of non-cash other-than-temporary impairment (“OTTI”) charges related to our portfolio of pooled bank trust preferred collateralized debt obligations (“CDOs”) of $152.8 million pre-tax for the three month period and $156.7 million pre-tax for the six month period. Basic and diluted earnings per share were $0.11 for the three months ended December 31, 2009 compared to basic loss per share of $0.80 for the three months ended December 31, 2008. Basic and diluted earnings per share were $0.21 for the six months ended December 31, 2009 compared to loss per share of $0.75 for the six months ended December 31, 2008.

“Despite the difficult operating environment for most banks, Investors continues its strong growth and profitability,” said Kevin Cummings, the Company’s Chief Executive Officer. “The integration of the American Bank and Banco Popular franchises in Northern Essex and Passaic Counties has gone extremely well and we are proud to be securely positioned as the third largest bank headquartered in New Jersey with 65 branch offices in the state.” Mr. Cummings continued, “Core deposits, a key measure of our success have grown close to 16% over the past six months while our net interest margin has climbed to 2.81% as a result of our shift in business model and the current rate environment. This success has taken a lot of hard work and I am proud of the efforts made by our staff in getting us here.”

“With regard to the economic environment”, Mr. Cummings said, “while the market remains tough, we are well positioned to navigate through these times. Our non-performing loans are below most of our peers and our capital levels remain a healthy 9.83%  While we can hope for an improved 2010, given the level of unemployment in our area, we may not see improvement until later in the year. Despite this, Investors will use its strong capital position to take advantage of opportunities in the market while conservatively managing our business.”

As previously announced, the Company has changed its fiscal year end from June 30 to December 31, as such, the results currently being released represent the results of the Company’s transition period ended December 31, 2009, for which a 10-KT will be filed.

The following represents other performance highlights and significant events that occurred during the three and six month period ended December 31, 2009:

•	Net interest margin increased 36 basis points to 2.81% compared to prior year quarter and an increase of 19 basis points compared to linked quarter.

•	The completion of the Banco Popular branch acquisition on October 16, 2009 .

•	Deposits increased $334.9 million, or 6.1%, to $5.84 billion at December 31, 2009 from $5.51 billion at June 30, 2009.

•	Core deposits increased $347.8 million, or 15.8%, to $2.55 billion at December 31, 2009 from $2.20 billion at June 30, 2009.

•	Net loans increased $472.3 million, or 7.7%, to $6.62 billion at December 31, 2009 from $6.14 billion at June 30, 2009.

•	During the six months ended December 31, 2009 the Company charged-off $15.0 million in loans, all of which were fully reserved for in prior periods.

•	Non performing loans as a percentage of total loans decreased to 1.81% at December 31, 2009, from 1.82% at September 30, 2009 and 1.97% at June 30, 2009.

•	The allowance for loan losses increased to $55.1 million or 0.83% of total loans at December 31, 2009 from $46.6 million or 0.76% at June 30, 2009, and $26.5 million or 0.47% at December 31, 2008.

•	The Company maintains a strong tangible capital ratio of 9.83%, and is considered well capitalized under regulatory guidelines.

Comparison of Operating Results

Interest and Dividend Income

Total interest and dividend income increased by $5.1 million, or 5.4%, to $99.6 million for the three months ended December 31, 2009 from $94.5 million for the three months ended December 31, 2008. This increase is attributed to the average balance of interest-earning assets increasing $995 million, or 14.2%, to $8.01 billion for the three months ended December 31, 2009 from $7.02 billion for the three months ended December 31, 2008.   This was partially offset by a 41 basis point decrease in the weighted average yield on interest-earning assets to 4.98% for the three months ended December 31, 2009 compared to 5.39% for the three months ended December 31, 2008.

Interest income on loans increased by $9.2 million, or 11.7%, to $87.5 million for the three months ended December 31, 2009 from $78.3 million for the three months ended December 31, 2008, reflecting a $949 million, or 17.1%, increase in the average balance of net loans to $6.49 billion for the three months ended December 31, 2009 from $5.54 billion for the three months ended December 31, 2008.  The average yield on loans decreased 26 basis points to 5.39% for the three months ended December 31, 2009 from 5.65% for the three months ended December 31, 2008.  This is attributed to higher loan refinancing activity as customers took advantage of lower rates primarily on residential mortgage loans and to a lesser extent, the repricing of adjustable rate loans.

Interest income on all other interest-earning assets, excluding loans, decreased by $4.0 million, or 24.8%, to $12.2 million for the three months ended December 31, 2009 from $16.2 million for the three months ended December 31, 2008. This decrease reflected a 119 basis point decrease in the average yield on all other interest-earning assets, excluding loans, to 3.20% for the three months ended December 31, 2009 from 4.39% for the three months ended December 31, 2008. The decrease in yield is primarily attributed to the repricing of our adjustable rate securities and an increase in the average balance of interest bearing deposits which had a yield of 0.21%.

Total interest and dividend income increased by $16.3 million, or 9.0%, to $198.3 million for the six months ended December 31, 2009 from $181.9 million for the six months ended December 31, 2008. This increase is due to the average balance of interest-earning assets increasing $1.2 billion, or 17.6%, to $7.93 billion for the six months ended December 31, 2009 from $6.74 billion for the six months ended December 31, 2008. This was partially offset by a 40 basis point decrease in the weighted average yield on interest-earning assets to 5.00% for the six months ended December 31, 2009 compared to 5.40% for the six months ended December 31, 2008.

Interest income on loans increased by $23.8 million, or 16.0%, to $172.6 million for the six months ended December 31, 2009 from $148.8 million for the six months ended December 31, 2008, reflecting a $1.1 billion, or 21.5%, increase in the average balance of net loans to $6.37 billion for the six months ended December 31, 2009 from $5.24 billion for the six months ended December 31, 2008.  This was partially offset by the average yield on loans decreasing 26 basis points to 5.42% for the six months ended December 31, 2009 from 5.68% for the six months ended December 31, 2008. This is attributed to higher loan refinancing activity as customers took advantage of lower rates primarily on residential mortgage loans and to a lesser extent, the repricing of adjustable rate loans.

Interest income on all other interest-earning assets, excluding loans, decreased by $7.5 million, or 22.5%, to $25.7 million for the six months ended December 31, 2009 from $33.2 million for the six months ended December 31, 2008. This decrease reflected a 113 basis point decrease in the average yield on all other interest-earning assets, excluding loans, to 3.30% for the six months ended December 31, 2009 from 4.43% for the six months ended December 31, 2008. The decrease in yield is primarily attributed to the repricing of our adjustable rate securities and an increase in the average balance of interest bearing deposits which had a yield of 0.23%.

Interest Expense

Total interest expense decreased by $8.3 million, or 16.1%, to $43.3 million for the three months ended December 31, 2009 from $51.6 million for the three months ended December 31, 2008.  This decrease was due to the weighted average cost of total interest-bearing liabilities decreasing 91 basis points to 2.38% for the three months ended December 31, 2009 compared to 3.29% for the three months ended December 31, 2008.  This was partially offset by the average balance of total interest-bearing liabilities increasing by $1.0 billion, or 16.2%, to $7.28 billion for the three months ended December 31, 2009 from $6.27 billion for the three months ended December 31, 2008.

Interest expense on interest-bearing deposits decreased $5.1 million, or 16.1% to $26.8 million for the three months ended December 31, 2009 from $31.9 million for the three months ended December 31, 2008.  This decrease was due to a 124 basis point decrease in the average cost of interest-bearing deposits to 1.88% for the three months ended December 31, 2009 from 3.12% for the three months ended December 31, 2008 as deposit rates declined. This was partially offset by the average balance of interest-bearing deposits increasing $1.6 billion, or 39.1% to $5.69 billion for the three months ended December 31, 2009 from $4.09 billion for the three months ended December 31, 2008.

Interest expense on borrowed funds decreased by $3.2 million, or 16.1%, to $16.5 million for the three months ended December 31, 2009 from $19.7 million for the three months ended December 31, 2008. This decrease is due to the average balance of borrowed funds decreasing by $584 million or 26.9%, to $1.59 billion for the three months ended December 31, 2009 from $2.17 billion for the three months ended December 31, 2008. This was partially offset by the average cost of borrowed funds increasing 53 basis points to 4.15% for the three months ended December 31, 2009 from 3.62% for the three months ended December 31, 2008.

Total interest expense decreased by $9.8 million, or 9.8%, to $90.5 million for the six months ended December 31, 2009 from $100.3 million for the six months ended December 31, 2008.  This decrease was due to the weighted average cost of total interest-bearing liabilities decreasing 84 basis points to 2.51% for the six months ended December 31, 2009 compared to 3.35% for the six months ended December 31, 2008. This was partially offset by the average balance of total interest-bearing liabilities increasing by $1.2 billion, or 20.4%, to $7.2 billion for the six months ended December 31, 2009 from $5.99 billion for the six months ended December 31, 2008.

Interest expense on interest-bearing deposits decreased $6.4 million, or 10.1% to $56.6 million for the six months ended December 31, 2009 from $62.9 million for the six months ended December 31, 2008.  This decrease was due to a 112 basis point decrease in the average cost of interest-bearing deposits to 2.03% for the six months ended December 31, 2009 from 3.15% for the six months ended December 31, 2008. This was partially offset by the average balance of interest-bearing deposits increasing $1.6 billion, or 39.2% to $5.57 billion for the six months ended December 31, 2009 from $4.00 billion for the six months ended December 31, 2008.

Interest expense on borrowed funds decreased by $3.5 million, or 9.3%, to $33.9 million for the six months ended December 31, 2009 from $37.4 million for the six months ended December 31, 2008. This decrease is attributed to the average balance of borrowed funds decreasing by $348 million or 17.5%, to $1.64 billion for the six months ended December 31, 2009 from $1.99 billion for the six months ended December 31, 2008. This was partially offset by the average cost of borrowed funds increasing 38 basis points to 4.13% for the six months ended December 31, 2009 from 3.75% for the six months ended December 31, 2008.

Net Interest Income

Net interest income increased by $13.4 million, or 31.3%, to $56.3 million for the three months ended December 31, 2009 from $42.9 million for the three months ended December 31, 2008.  The increase was caused primarily by a 91 basis point decrease in our cost of interest-bearing liabilities to 2.38% for the three months ended December 31, 2009 from 3.29% for the three months ended December 31, 2008.  This was partially offset by a 41 basis point decrease in our yield on interest-earning assets to 4.98% for the three months ended December 31, 2009 from 5.39% for the three months ended December 31, 2008. Our net interest margin improved by 36 basis points from 2.45% for the three months ended December 31, 2008 to 2.81% for the three months ended December 31, 2009.

Net interest income increased by $26.2 million, or 32.0%, to $107.8 million for the six months ended December 31, 2009 from $81.6 million for the six months ended December 31, 2008.  The increase was caused primarily by a 84 basis point decrease in our cost of interest-bearing liabilities to 2.51% for the six months ended December 31, 2009 from 3.35% for the six months ended December 31, 2008. This was partially offset by a 40 basis point decrease in our yield on interest-earning assets to 5.00% for the six months ended December 31, 2009 from 5.40% for the six months ended December 31, 2008.  Our net interest margin improved by 30 basis points from 2.42% for the six months ended December 31, 2008 to 2.72% for the six months ended December 31, 2009. Our net interest margin for the three months and six months ended December 31, 2009 has been positively impacted by a steeper yield curve which allowed us to reduce deposit rates while keeping mortgage rates relatively stable.

Provision for Loan Losses

Our provision for loan losses was $11.1 million for the three month period ended December 31, 2009 compared to $8.0 million for the three month period ended December 31, 2008. For the three months ended December 31, 2009, net charge-offs totaled $9.5 million compared to net charge-offs of fourteen thousand dollars for the three months ended December 31, 2008. For the six month period ended December 31, 2009 our provision for loan losses was $23.4 million compared to $13.0 million for the six month period ended December 31, 2008. Net charge-offs totaled $15.0 million for the six months ended December 31, 2009, compared to net charge-offs of seventeen thousand for the six months ended December 31, 2008. The charges offs during the six months ended December 31, 2009 included 12 construction loans for a total of $13.4 million.  All charge-offs were fully reserved for in prior periods. The increase in our provision is due to continued growth in the loan portfolio; the increased inherent credit risk in our overall portfolio, particularly the credit risk associated with commercial real estate lending; an increase in loan delinquency and non-performing loans; and the adverse economic conditions in our lending area.

The comparative table below details non-performing loans and allowance for loan loss coverage ratios over the last four quarters.

	December 31,		September 30,		June 30,		March 31,
	2009		2009		2009		2009
	# of loans	Amount	# of loans	Amount	# of loans	Amount	# of loans	Amount
	(Dollars in millions)						(Dollars in millions)

Residential and consumer	185	$51.2	164	$41.0	112	$30.0	66	$17.5
Multi-family	4	0.6	4	0.6	4	20.1	4	19.8
Commercial	10	3.4	9	3.4	8	2.8	2	1.9
Construction	22	65.0	22	70.5	19	68.8	9	40.9
Total Non-Performing Loans	221	$120.2	199	$115.5	143	$121.7	81	$80.1

Non-performing loans to total loans		1.81%		1.82%		1.97%		1.44%
Allowance for loan loss as a
percent of non-performing loans		45.80%		46.35%		38.30%		43.10%
Allowance for loan losses as a
percent of total loans		0.83%		0.84%		0.76%		0.62%

The allowance for loan losses increased by $8.4 million to $55.1 million at December 31, 2009 from $46.6 million at June 30, 2009.  Total non-performing loans, defined as non-accruing loans, were $120.2 million at December 31, 2009 compared to $121.7 million at June 30, 2009. Future increases in the allowance for loan losses may be necessary based on growth of the loan portfolio, change in composition of the loan portfolio, and the impact the deterioration of the real estate and economic environments in our lending area.

Non-Interest  Income

Total non-interest income was $3.6 million for the three months ended December 31, 2009 compared to a loss of $152.0 million for the three months ended December 31, 2008.  The quarter ended December 31, 2008 included a $152.8 million pre-tax non-cash OTTI charge recognized on our pooled bank trust preferred CDOs.  The quarter ended December 31, 2009 had a $1.6 million increase in the gain on sale of residential mortgage loans as we continue to sell lower yielding refinanced residential mortgages in the secondary market. In addition, fees and service charges also increased $900,000 to $1.5 million for the three months ended December 31, 2009.

Total non-interest income was $9.0 million for the six months ended December 31, 2009 compared to a loss of $154.3 million for the six months ended December 31, 2008.  This difference was largely the result of a $158.0 million loss on securities transactions in the six months ended December 31, 2008 primarily attributed to a $156.7 million OTTI charge mentioned above. Gain on loan sales increased by $4.4 million to $4.5 million for the six months ended December 31, 2009 as management decided to sell lower yielding refinanced residential mortgage loans in the secondary market. In addition we recognized a $1.8 million gain from the sale of our largest non-performing loan. Fees and service charges also increased $1.5 million to $2.9 million for the six months ended December 31, 2009.

Non-Interest Expenses

Total non-interest expenses increased by $7.1 million, or 31.0%, to $29.9 million for the three months ended December 31, 2009 from $22.8 million for the three months ended December 31, 2008. Compensation and fringe benefits increased as a result of staff additions in our commercial real estate, retail banking areas and our mortgage company as well as the expense related to accelerated vesting of stock awards upon the death of our Chairman in December 2009.  The FDIC insurance premiums increased as a result of an increase in our deposits and an increase in the FDIC premium rate.  Occupancy expense increased as a result of the costs associated with expanding our branch network.

Total non-interest expenses increased by $11.3 million, or 25.1%, to $56.5 million for the six months ended December 31, 2009 from $45.2 million for the six months ended December 31, 2008. Compensation and fringe benefits increased during the six months ended December 31, 2009 as a result of staff additions in our commercial real estate, retail banking areas and our mortgage company as well as the accelerated vesting of stock awards upon the death of our Chairman in December 2009.  FDIC insurance premiums increased as a result of an increase in our deposits and an increase in the FDIC premium rate.  Occupancy expense increased as a result of the costs associated with expanding our branch network.

Income Taxes

Income tax expense was $7.0 million for the three months ended December 31, 2009, representing a 36.6% effective tax rate. For the three months ended December 31, 2008, there was an income tax benefit of $57.0 million. During the three months ended December 31, 2009, the Company reversed a previously established valuation allowance of $1.2 million related to the deferred tax asset on our contribution to the Investors Savings Bank Charitable Foundation in 2005, as management determined it was more likely than not that we would be able to realize the deduction. The tax benefit in 2008 was primarily the result of the OTTI charge taken on our pooled trust preferred securities.

Income tax expense was $14.3 million for the six months ended December 31, 2009 representing a 38.8% effective tax rate for the period. For the six months ended December 31, 2008 there was an income tax benefit of $53.3 million which was primarily the result of the OTTI charge taken on our pooled trust preferred securities.

Balance Sheet Summary

Total assets increased by $221.4 million, or 2.7%, to $8.36 billion at December 31, 2009 from $8.14 billion at June 30, 2009.  This increase was largely the result of the growth in our loan portfolio.

Net loans, including loans held for sale, increased by $437.6 million, or 7.1%, to $6.6 billion at December 31, 2009 from $6.2 billion at June 30, 2009.  This increase in loans reflects our continued focus on loan originations and purchases which was partially offset by paydowns and payoffs of loans. The loans we originate and purchase are on properties in New Jersey and states in close proximity to New Jersey. We do not originate or purchase and our loan portfolio does not include any sub-prime loans or option ARMs.

We originate residential mortgage loans directly and through our mortgage subsidiary, ISB Mortgage Co. During the six month period ended December 31, 2009 we originated $359.1 million in residential mortgage loans. In addition, we purchase mortgage loans from correspondent entities including other banks and mortgage bankers. Our agreements with these correspondent entities require them to originate loans that adhere to our underwriting standards. During the six month period ended December 31, 2009, we purchased loans totaling $428.6 million from these entities. We also purchase pools of mortgage loans in the secondary market on a “bulk purchase” basis from several well-established financial institutions. During the six month period ended December 31, 2009, we purchased $23.7 million of residential mortgage loans that met our underwriting criteria on a “bulk purchase” basis.

Additionally, for the six month period ended December 31, 2009, we originated $148.4 million in multi-family loans, $301.6 million commercial real estate loans $56.3 million in construction loans, and $14.6 million in commercial and industrial loans. This activity is consistent with our strategy to diversify our loan portfolio by adding more multi-family and commercial real estate loans.

Securities, in the aggregate, decreased by $12.4 million, or 1.0%, to $1.19 billion at December 31, 2009, from $1.20 billion at June 30, 2009. During the six months, the Company purchased $180.0 million of agency issued mortgage backed securities as a way to utilize excess liquidity. This increase was offset as the cash flows by our securities portfolio.

The securities portfolio includes non-agency, private label mortgage backed securities with an amortized cost of $135.6 million and a fair value of $131.2 million. These securities were originated in the period 2002-2004 and are performing in accordance with contractual terms. The decrease in fair value for these securities is primarily attributed to changes in market interest rates, however, we recognized a $91,000 pre-tax non-cash OTTI charge relating to one security which was recently downgraded below investment grade. Management will continue to monitor these securities for possible OTTI.

The amount of stock we own in the Federal Home Loan Bank (FHLB) decreased by $5.9 million from $72.1 million at June 30, 2009 to $66.2 million at December 31, 2009 as a result of a decrease in our level of borrowings at June 30, 2009. Bank owned life insurance increased by $1.2 million from $113.2 million at June 30, 2009 to $114.4 million at December 31, 2009. Intangible assets increased $5.3 million from $26.4. million at June 30, 2009 to $31.7 million at December 31, 2009 as a result of the Banco Popular acquisition.

Deposits increased by $334.9 million, or 6.1%, to $5.84 billion at December 31, 2009 from $5.51 billion at June 30, 2009. Core deposits increased by $347.8 million offset by a decrease in certificate of deposits of $12.9 million. We successfully completed the acquisition of six Banco Popular branches and opened three new branch locations.  Our deposit gathering efforts continue to be successful in our markets.

Borrowed funds decreased $130.0 million, or 7.5%, to $1.60 billion at December 31, 2009 from $1.73 billion at June 30, 2009. Due to excess liquidity, we were able to repay a number of our borrowings upon maturity.

Stockholders’ equity increased $29.5 million to $848.8 million at December 31, 2009 from $819.3 million at June 30, 2009. The increase is primarily attributed to the $22.2 million net income for the period.

About the Company

Investors Bancorp, Inc. is the holding company for Investors Savings Bank, which operates from its corporate headquarters in Short Hills, New Jersey, and sixty five branch offices located in Essex, Hunterdon, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset, Union and Warren Counties, New Jersey.

Earnings Conference Call January 29, 2010 at 11:00 a.m. (ET)

The Company, as previously announced, indicated that it will host an earnings conference call Friday morning, January 29, 2010 at 11:00 a.m. (ET). The toll-free dial-in number is (800) 860-2442. A telephone replay will be available on January 29, 2009 from 1:00 p.m. (ET) through April 30, 2010, 9:00 a.m. (ET). The replay number is (877) 344-7529 password 437004. The conference call will also be simultaneously webcast on the Company's website www.isbnj.com and archived for one year.

Forward Looking Statements

Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.  Forward looking statements are subject to numerous risks, as described in our SEC filings, and uncertainties, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made.  The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.  The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

INVESTORS BANCORP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
December 31, 2009 (Unaudited) and June 30, 2009

	December 31,	June 30,
	2009	2009
	(In thousands)
Assets
Cash and cash equivalents	$73,606	317,757
Securities available-for-sale, at estimated fair value	471,243	355,016
Securities held-to-maturity, net (estimated fair value of $753,405 and $861,302 at December 31, 2009 and June 30, 2009, respectively)	717,441	846,043
Loans receivable, net	6,615,459	6,143,169
Loans held-for-sale	27,043	61,691
Stock in the Federal Home Loan Bank	66,202	72,053
Accrued interest receivable	36,942	37,291
Office properties and equipment, net	49,384	44,142
Net deferred tax asset	117,143	118,455
Bank owned life insurance	114,542	113,191
Intangible assets	31,668	26,365
Other assets	37,143	1,259
Total assets	$8,357,816	8,136,432
Liabilities and Stockholders' Equity

Liabilities:
Deposits	$5,840,643	5,505,747
Borrowed funds	1,600,542	1,730,555
Advance payments by borrowers for taxes and insurance	29,675	26,839
Other liabilities	36,743	54,008
Total liabilities	7,507,603	7,317,149
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 authorized shares; none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized; 118,020,280 issued; 114,448,888 and 114,692,020 outstanding at December 31, 2009 and June 30, 2009, respectively	532	532
Additional paid-in capital	530,133	524,463
Retained earnings	422,211	399,672
Treasury stock, at cost; 3,571,392 and 3,328,260 shares at
December 31, 2009 and June 30, 2009	(44,810)	(42,447)
Unallocated common stock held by the employee stock ownership plan	(35,451)	(36,160)
Accumulated other comprehensive loss	(22,402)	(26,777)
Total stockholders' equity	850,213	819,283
Total liabilities and stockholders' equity	$8,357,816	8,136,432

INVESTORS BANCORP, INC. AND SUBSIDIARY
Consolidated Statements of Operations
(Unaudited)

	For the Three Months		For the Six Months
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
	(Dollars in thousands, except per share data)
Interest and dividend income:
Loans receivable and loans held-for-sale	$87,458	78,291	172,575	148,771
Securities:
Government-sponsored enterprise obligations	206	491	453	991
Mortgage-backed securities	10,385	12,834	21,431	26,273
Equity securities available-for-sale	—	8	—	63
Municipal bonds and other debt	458	2,249	1,446	4,386
Interest-bearing deposits	138	7	346	39
Federal Home Loan Bank stock	996	619	2,021	1,424
Total interest and dividend income	99,641	94,499	198,272	181,947
Interest expense:
Deposits	26,803	31,928	56,577	62,937
Secured borrowings	16,492	19,663	33,894	37,362
Total interest expense	43,295	51,591	90,471	100,299
Net interest income	56,346	42,908	107,801	81,648
Provision for loan losses	11,050	8,000	23,425	13,000
Net interest income after provision for loan losses	45,296	34,908	84,376	68,648
Non-interest income (loss)
Fees and service charges	1,500	609	2,938	1,452
Income on bank owned life insurance	709	971	1,301	1,984
Gain (loss) on sales of mortgage loans, net	1,467	(118)	4,454	66
(Loss) gain on securities transactions (a)	(92)	(153,605)	(112)	(157,971)
Other income	64	117	426	211
Total non-interest income (loss)	3,648	(152,026)	9,007	(154,258)
Non-interest expense
Compensation and fringe benefits	17,127	15,061	32,713	29,743
Advertising and promotional expense	930	955	1,860	1,760
Office occupancy and equipment expense	4,138	2,797	7,778	5,542
Federal insurance premiums	2,475	676	4,815	1,357
Stationery, printing, supplies and telephone	722	496	1,369	1,035
Professional fees	1,210	641	1,861	1,190
Data processing service fees	1,382	1,078	2,729	2,235
Other operating expenses	1,905	1,116	3,375	2,319
Total non-interest expenses	29,889	22,820	56,500	45,181
Income (loss) before income tax expense (benefit)	19,055	(139,938)	36,883	(130,791)
Income tax (benefit) expense	6,966	(56,979)	14,321	(53,323)
Net income (loss)	$12,089	(82,959)	22,562	(77,468)

Basic and diluted (loss) earnings per share	$0.11	(0.80)	0.21	(0.75)
Weighted average shares outstanding
Basic	109,922,060	103,950,667	109,862,617	103,872,522
Diluted	110,047,995	103,950,667	109,989,048	103,872,522

(a)
OTTI charge taken in the period ended December 31, 2008 was based on market values.  In March 2009, $35.7 million of the OTTI loss on securities was determined to be a non-credit related charge upon the adoption of ASC 320.

INVESTORS BANCORP, INC. AND SUBSIDIARY
Average Balance Sheet and Yield/Rate Information

	For Three Months Ended
	December 31, 2009				December 31, 2008
	Average Outstanding Balance		Interest Earned/Paid	Average Yield/Rate	Average Outstanding Balance		Interest Earned/Paid	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Interest-bearing deposits	$258,772		$138	0.21%	$19,933		$7	0.14%
Securities available-for-sale	449,609		2,977	2.65%	191,193		2,177	4.55%
Securities held-to-maturity	747,806		8,072	4.32%	1,175,931		13,405	4.56%
Net loans	6,489,358		87,458	5.39%	5,540,867		78,291	5.65%
Stock in FHLB	65,728		996	6.06%	88,496		619	2.80%
Total interest-earning assets	8,011,273		99,641	4.98%	7,016,420		94,499	5.39%
Non-interest earning assets	349,005				195,093
Total assets	$8,360,278				$7,211,513

Interest-bearing Liabilities:
Savings	$863,400		$3,799	1.76%	$389,446		$1,778	1.83%
Interest-bearing checking	801,208		2,145	1.07%	379,846		1,469	1.55%
Money market accounts	695,881		2,349	1.35%	298,300		1,805	2.42%
Certificates of deposit	3,332,274		18,510	2.22%	3,023,602		26,876	3.56%
Borrowed funds	1,590,012		16,492	4.15%	2,174,374		19,663	3.62%
Total interest-bearing liabilities	7,282,775		43,295	2.38%	6,265,568		51,591	3.29%
Non-interest bearing liabilities	244,180				117,845
Total liabilities	7,526,955				6,383,413

Stockholders' equity	833,323				828,100
Total liabilities and stockholders' equity	$8,360,278				$7,211,513

Net interest income			$56,346				$42,908

Net interest rate spread				2.60%				2.10%

Net interest earning assets	$728,498				$750,852

Net interest margin				2.81%				2.45%

Ratio of interest-earning assets to total interest- bearing liabilities	1.10	X			1.12	X

INVESTORS BANCORP, INC. AND SUBSIDIARY
Average Balance Sheet and Yield/Rate Information

	For Six Months Ended
	December 31, 2009				December 31, 2008
	Average Outstanding Balance		Interest Earned/Paid	Average Yield/Rate	Average Outstanding Balance		Interest Earned/Paid	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Interest-bearing deposits	$304,293		$346	0.23%	$19,221		$39	0.41%
Securities available-for-sale	406,462		5,926	2.92%	196,848		4,491	4.56%
Securities held-to-maturity	779,405		17,404	4.47%	1,203,268		27,222	4.52%
Net loans	6,370,350		172,575	5.42%	5,241,754		148,771	5.68%
Stock in FHLB	68,122		2,021	5.93%	79,496		1,424	3.58%
Total interest-earning assets	7,928,632		198,272	5.00%	6,740,587		181,947	5.40%
Non-interest-earning assets	335,411				191,168
Total assets	$8,264,043				$6,931,755

Interest-bearing Liabilities:
Savings	$835,109		$7,615	1.82%	$395,448		$3,650	1.85%
Interest-bearing checking	802,474		4,426	1.10%	371,200		2,842	1.53%
Money market accounts	608,710		4,392	1.44%	265,074		3,024	2.28%
Certificates of deposit	3,321,607		40,144	2.42%	2,968,288		53,421	3.60%
Borrowed funds	1,643,205		33,894	4.13%	1,990,807		37,362	3.75%
Total interest-bearing liabilities	7,211,105		90,471	2.51%	5,990,817		100,299	3.35%
Non-interest-bearing liabilities	226,956				114,409
Total liabilities	7,438,061				6,105,226

Stockholders' equity	825,982				826,529
Total liabilities and stockholders' equity	$8,264,043				$6,931,755

Net interest income			$107,801				$81,648

Net interest rate spread				2.49%				2.05%

Net interest earning assets	$717,527				$749,770

Net interest margin				2.72%				2.42%

Ratio of interest-earning assets to total interest- bearing liabilities	1.10	X			1.13	X

INVESTORS BANCORP, INC. AND SUBSIDIARY
Selected Performance Ratios

	For the Three Months Ended
	December 31,
	2009	2008

Return on average assets	0.58%	-4.60%
Return on average equity	5.80%	-40.07%
Interest rate spread	2.60%	2.10%
Net interest margin	2.81%	2.45%
Efficiency ratio	49.82%	-20.91%
Efficiency ratio (excluding OTTI) (1)	49.75%	52.23%
Non-interest expense to average total assets	1.43%	1.27%
Average interest-earning assets to average interest-bearing liabilities	1.10	1.12

	For the Six Months Ended
	December 31,
	2009	2008

Return on average assets	0.55%	-2.24%
Return on average equity	5.46%	-18.75%
Interest rate spread	2.49%	2.05%
Net interest margin	2.72%	2.42%
Efficiency ratio	48.37%	-62.22%
Efficiency ratio (excluding OTTI and FDIC special assessment) (1)	48.33%	53.40%
Non-interest expense to average total assets	1.37%	1.30%
Average interest-earning assets to average interest-bearing liabilities	1.10	1.13

(1)	OTTI was $91,000 for the three and six months ended December 31, 2009, and $152.8 million and $157.2 million for the three and six months ended December 31, 2008, respectively.

INVESTORS BANCORP, INC. AND SUBSIDIARY
Selected Financial Ratios and Other Data

	At December 31,	At June 30,
	2009	2009

Asset Quality Ratios:
Non-performing assets as a percent of total assets	1.44%	1.50%
Non-performing loans as a percent of total loans	1.81%	1.97%
Allowance for loan losses as a percent of non-performing loans	45.80%	38.30%
Allowance for loan losses as a percent of total loans	0.83%	0.76%

Capital Ratios:
Total risk-based capital (to risk weighted assets) (2)	15.78%	16.88%
Tier 1 risk-based capital (to risk weighted assets) (2)	14.70%	15.86%
Tier 1 leverage (core) capital (to adjusted tangible assets) (2)	9.03%	9.52%
Equity to total assets (period end)	10.17%	10.07%
Average equity to average assets	9.99%	11.05%
Tangible capital (to tangible assets)	9.83%	9.78%
Book value per common share	$7.67	$7.38

Other Data:
Number of full service offices	65	58
Full time equivalent employees	704	647

(2)	Ratios are for Investors Savings Bank and do not include capital retained at the holding company level.